Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 of our report dated May 7, 2021, relating to the financial statements of Corsair Partnering Corporation which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

June 29, 2021